UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2020

Purple Innovation, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37523	47-4078206
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 East 200 North
Alpine, Utah	84004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 756-2600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PRPL	The NASDAQ Stock Market LLC
Warrants to purchase one-half of one share of Class A Common Stock	PRPLW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 OTHER EVENTS.

On August 20, 2020, Purple Innovation, Inc., a Delaware corporation (the “Company”), issued 16,750,450 shares of Class A common stock of the Company to InnoHold, LLC (“InnoHold”) upon InnoHold’s exchange of 16,750,450 shares of Class B common stock of the Company and an equal number of Class B common units of Purple Innovation, LLC (“Purple LLC”). The shares of Class B common stock of the Company and Class B common units of Purple LLC exchanged by InnoHold represent all of such securities held by InnoHold prior to the exchange. The exchange was made pursuant to that certain Exchange Agreement dated February 2, 2018 between the Company, Purple LLC, and InnoHold, which was filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 8, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 20, 2020	PURPLE INNOVATION, INC.

	By:	/s/ Craig L. Phillips
Craig L. Phillips
Chief Financial Officer

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